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                                                                     EXHIBIT 8.1


                                     [LETTERHEAD]


November 26, 1996



Bank of Santa Maria
2739 Santa Maria Way
Santa Maria, California 93456

RE: REGISTRATION STATEMENT ON FORM S-4
    BANK OF SANTA MARIA BANCORP
    FEDERAL INCOME TAX CONSEQUENCES
    -------------------------------
To whom it may concern:

We have acted as accountants to Bank of Santa Maria (the "Company") in connection with the Company's preparation of the Written Consent
Statement/Prospectus (the "Prospectus") included within the Company's Registration Statement on Form S-4, filed with the United States Securites and Exchange Commission (the "SEC"). In that capacity, we hereby confirm to you our opinion as set forth under the caption "Bank Holding Company
Reorganization - Certain Federal Income Tax Consequences".

We hereby consent to the use of our name in the Prospectus under the heading "Bank Holding Company Reorganization - Certain Federal Income Tax Consequences".

Sincerely,



David L. Dayton
for VAVRINEK, TRINE, DAY & CO.

DLD/cw



                                    -EXHIBIT 8.1-